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                                                                    EXHIBIT 23.4
                          CONSENT OF ERNST & YOUNG LLP

         We consent to the reference to our firm under the caption "Experts" in the Loral Space & Communications Ltd. Registration Statement (Post-Effective Amendment No. 1 to Form S-4 on Form S-3 No. 333-46407) and related Prospectus for the registration of 470,945 shares of its common stock and to the incorporation by reference therein of our report dated February 20, 1998, with respect to the consolidated financial statements of Orion Network Systems, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference in the Form 8-K of Loral Space & Communications Ltd. filed on April 6, 1998, as amended on Forms 8-K/A filed on April 27, 1998 and June 17, 1998, which Forms 8-K and 8-K/A are incorporated herein by reference.


                                                  /s/ Ernst & Young LLP
Washington, D.C.
August 28, 1998